Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements of Lehigh Gas Partners LP.

On December 21, 2012, Lehigh Gas Wholesale Services, Inc. (the “Express Lane Purchaser”), a wholly-owned subsidiary of Lehigh Gas Partners LP (the “Partnership”), entered into a Stock Purchase Agreement (the “Express Lane Stock Purchase Agreement”) with James E. Lewis, Jr., Lida N. Lewis, James E. Lewis, III and Reid D. Lewis (collectively, the “Express Lane Sellers”), pursuant to which the Express Lane Sellers agreed to sell to the Express Lane Purchaser all of the outstanding capital stock (collectively, the “Express Lane Shares”) of Express Lane, Inc. (“Express Lane”), the owner and operator of various retail convenience stores, which include the retail sale of motor fuels and quick service restaurants, at various locations in Florida.  In connection with the purchase of the Express Lane Shares, the Express Lane Purchaser agreed to acquire thirty-nine motor fuel service stations, one as a fee simple interest and thirty-eight as leasehold interests.

In connection with the purchase of the Express Lane Shares, on December 21, 2012, LGP Realty Holdings LP, a wholly-owned subsidiary of the Partnership (“LGP-R”), entered into a Purchase and Sale Agreement (the “Express Lane Purchase and Sale Agreement” and, together with the Express Lane Stock Purchase Agreement, the “Express Lane Agreements”) with Express Lane.  Under the Express Lane Purchase and Sale Agreement, LGP-R agreed to acquire from Express Lane, prior to the Express Lane Purchaser’s acquisition of the Express Lane Shares, an additional fee simple interest in six properties and two fueling agreements (collectively, the “Express Lane Property”).

On December 21, 2012, LGP-R completed the acquisition of the Express Lane Property from the Express Lane Sellers, as contemplated by the Express Lane Purchase and Sale Agreement.  In addition, on December 22, 2012, the Express Lane Purchaser completed (the “Express Lane Closing”) the acquisition of the Express Lane Shares from the Express Lane Sellers, as contemplated by the Express Lane Stock Purchase Agreement.

Under the Express Lane Agreements, the aggregate purchase price (the “Express Lane Purchase Price”) for the Express Lane Property and the Express Lane Shares is $43,000,000, subject to certain post-closing adjustments.  Of the Express Lane Purchase Price, the Express Lane Purchaser paid an aggregate of $41,868,500 to the Express Lane Sellers and placed an aggregate of $1,754,849 into escrow, of which $1,000,000 has been placed into escrow to fund any indemnification or similar claims made under the Express Lane Agreements by the parties thereto, and $131,500 has been placed into escrow pending the completion by the Express Lane Sellers of certain environmental remediation measures.  In addition to the Express Lane Purchase Price, the Express Lane Purchaser also placed $623,349 (the “Tax Escrow”) into escrow to indemnify the Express Lane Sellers for certain tax obligations resulting from the sale of the Express Lane Property.

The acquisition has been accounted for as a business combination (in accordance with ASC 805 Business Combinations), and as such the Express Lane, Inc. assets acquired and liabilities assumed have been recorded at their respective fair values. The determination of fair value for the identifiable tangible and intangible assets acquired and liabilities assumed requires extensive use of accounting estimates and judgments. Significant estimates and assumptions include, but are not limited to: estimating future cash flows and determining the appropriate discount rate. The estimated fair values of the assets acquired and liabilities assumed at the Acquisition Date (in thousands) included in the unaudited pro forma condensed combined financial statements is provisional.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2012 gives effect to the Express Lane, Inc. acquisition as if it had been consummated on September 30, 2012 and includes historical data as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Express Lane, Inc. acquisition and that are factually supportable. The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2011 and for the nine months ended September 30, 2012 give effect to the Express Lane, Inc. acquisition as if it had been consummated on January 1 of each respective period and includes historical data as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Express Lane, Inc. acquisition, are expected to have a continuing impact, and that are factually supportable.

The pro forma adjustments reflecting the consummation of the Express Lane, Inc. acquisition are based upon the acquisition method of accounting in accordance with GAAP and upon the assumptions set forth in the notes included in this section. The Statements have been prepared based on available information, using estimates and assumptions that our management believes are reasonable. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are preliminary and have been made solely for purposes of developing this unaudited pro forma combined condensed financial information. The unaudited pro forma combined condensed balance sheet has been adjusted to reflect the allocation of the purchase price to identifiable net assets acquired and of the excess purchase price to goodwill.

The Statements do not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the date specified. The Statements are not necessarily indicative of the results of operations that may be achieved in the future. The Statements do not reflect any adjustments for the effect of non-recurring items or operating synergies that we may realize as a result of the acquisition. The Statements include certain reclassifications to conform the historical financial information of Express Lane, Inc. to our presentation. Additionally, the Partnership disposed of the retail merchandise operations shortly after the closing of this transaction. The proforma financial statements have not been adjusted to reflect this.

The assumptions used and adjustments made in preparing the Statements are described in the Notes, which should be read in conjunction with the Statements. The Statements and related Notes contained herein should be read in conjunction with the consolidated financial statements and related notes included in our Registration Statement on Form S-1 filed with the SEC on May 11, 2012 and the information included in subsequent amendments and other filings and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. The Statements and related Notes contained herein should be read in conjunction with the financial statements and related notes included in Express Lane, Inc. financial statements for the year ended December 31, 2011 and Express Lane, Inc. financial statements for the nine months ended September 30, 2012 and 2011, filed as Exhibit 99.1 and 99.2, respectively  in this Form 8-K/A.

Lehigh Gas Partners, LP

Lehigh Gas Entities (Predecessor)

Unaudited Proforma Condensed Combined Statement of Comprehensive Income

For the Year Ended December 31, 2011

(Amounts in thousands)

(unaudited)

	Historical	Historical
	Lehigh Gas	Express	Proforma		Proforma
	Entities	Lane, Inc.	Adjustments	Notes	Combined
Revenue from fuel sales	$1,242,040	$162,330			$1,404,370
Revenue from fuel sales to affiliates	365,106	—			365,106
Rental income	12,748	—			12,748
Rental income to affiliates	7,792	—			7,792
Revenues from retail merchandise and other	1,389	61,285			62,674
Total revenues	1,629,075	223,615	—		1,852,690

Cost of revenues from fuel sales	1,209,719	153,560			1,363,279
Cost of revenues from fuel sales to affiliates	359,005				359,005
Cost of revenues for retail merchandise and other	1,068	39,898			40,966
Rent expense	9,402	2,675			12,077
Operating expenses	6,634	17,386			24,020
Depreciation and amortization	12,073	2,179	2,175	A	16,427
Selling, general and administrative expenses	12,709	3,497			16,206
(Gain) loss on sale of assets	(3,188)	47			(3,141)
Total costs and operating expenses	1,607,422	219,242	2,175		1,828,839

Operating income	21,653	4,373	(2,175)		23,851
Interest expense, net	(12,140)	(322)	(924)	B	(13,386)
Other income, net	1,245		—		1,245
(Loss) income from continuing operations	10,758	4,051	(3,099)		11,710
Income from discontinued operations	(848)				(848)
Net and comprehensive (loss) income	$9,910	$4,051	$(3,099)		$10,862

Lehigh Gas Partners, LP

Lehigh Gas Entities (Predecessor)

Unaudited Proforma Condensed Combined Balance Sheet

September 30, 2012

(Amounts in thousands)

(unaudited)

	Historical	Historical
	Lehigh Gas	Express	Proforma		Proforma
	Entities	Lane, Inc.	Adjustments	Notes	Combined
Assets
Current assets:
Cash and cash equivalents	$926	$1,449	$(2,000)	C	$375
Accounts receivable	4,118	2,272	—		6,390
Accounts receivable from affiliates	23,325	—	—		23,325
Inventories	—	5,802	—		5,802
Environmental indemnification asset - current portion	7,425	—	—		7,425
Notes receivable	675	—	—		675
Assets of operations held for sale	8,296	492	—		8,788
Other current assets	8,182	348	—		8,530
Total current assets	52,947	10,363	(2,000)		61,310
Property and equipment, net	218,538	29,954	4,250	D	252,742
Intangible assets, net	10,516	906	8,750	D	20,172
Goodwill	4,487	756	(701)	E	4,542
Environmental indemnification asset - noncurrent portion	11,604	—	—		11,604
Notes receivable	675	—	—		675
Deferred financing fees, net and other assets	4,480	104	(104)	F	4,480
Total assets	$303,247	$42,083	$10,195		$355,525

Liabilities and partners’ capital/owners’ (deficit) equity
Current liabilities:
Current portion of debt, net of discount	$9,715	$1,281	$(1,281)	G	$9,715
Current portion of financing obligations	6,110	—	—		6,110
Accounts payable	25,059	8,557	—		33,616
Fuel taxes payable	9,748	—	—		9,748
Environmental reserve-current portion	7,733	—	—		7,733
Liabilities of operations held for sale	8,296	—	—		8,296
Accrued expenses and other current liabilities	5,203	1,121	—		6,324
Total current liabilities	71,864	10,959	(1,281)		81,542
Long-term debt	160,944	4,829	36,794	G	202,567
Long-term financing obligations	73,131	—	—		73,131
Manditorily redeemable preferred equity	12,000	—	—		12,000
Environmental reserve-noncurrent portion	14,539	—	—		14,539
Other long term liabilities	8,837	977	—		9,814
Total liabilities	341,315	16,765	35,513		393,593
Partners’ capital		—	—		—
Owners’ (deficit) equity	(38,068)	25,318	(25,318)	H	(38,068)
Total liabilities and partners’ capital/owners’ deficit	$303,247	$42,083	$10,195		$355,525

Lehigh Gas Partners, LP

Lehigh Gas Entities (Predecessor)

Unaudited Proforma Condensed Combined Statement of Comprehensive Income

For the Nine Months Ended September 30, 2012

(Amounts in thousands)

(unaudited)

	Historical	Historical
	Lehigh Gas	Express	Proforma		Proforma
	Entities	Lane, Inc.	Adjustments	Notes	Combined
Revenue from fuel sales	$782,663	$132,185			$914,848
Revenue from fuel sales to affiliates	518,073	—			518,073
Rental income	9,268	—			9,268
Rental income to affiliates	4,734	—			4,734
Revenues from retail merchandise and other	10	50,338			50,348
Total revenues	1,314,748	182,523	—		1,497,271

Cost of revenues from fuel sales	764,757	126,629			891,386
Cost of revenues from fuel sales to affiliates	507,473				507,473
Cost of revenues for retail merchandise and other	—	32,757			32,757
Rent expense	8,326	2,739			11,065
Operating expenses	5,022	13,764			18,786
Depreciation and amortization	11,952	1,637	1,631	A	15,220
Selling, general and administrative expenses	14,280	2,488			16,768
Gain on sale of assets	(3,119)	(2)			(3,121)
Total costs and operating expenses	1,308,691	180,012	1,631		1,490,334

Operating income	6,057	2,511	(1,631)		6,937
Interest expense, net	(10,281)	(314)	(620)	B	(11,215)
Other income, net	1,437				1,437
(Loss) income from continuing operations	(2,787)	2,197	(2,251)		(2,841)
Income from discontinued operations	549				549
Net and comprehensive (loss) income	$(2,238)	$2,197	$(2,251)		$(2,292)

Lehigh Gas Partners LP

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANICAL STATEMENTS

Note 1: Organization and basis of pro forma presentation

The Partnership is a Delaware limited partnership formed in December 2011. The General Partner is a limited liability company formed in December 2011 to act as the General Partner of the Partnership.

There have been no other transactions involving the Partnership as of September 30, 2012. On the October 30, 2012 (the “Closing Date”), the Partnership received the transfer from the Selected Lehigh Gas Entities (the “Predecessor Entity”) of certain contributed assets, liabilities, operations and/or equity interests (the “Contributed Assets”).

In its initial public offering on October 30, 2012, the Partnership sold an aggregate of 6,900,000 Common Units. The Partnership issued Common Units and subordinated units representing limited partner interests (“Subordinated Units”)  to the shareholders (or their assigns) of the Predecessor Entity in consideration of their transfer of the Contributed Assets.

As a result of the acquisition of the Contributed Assets in connection with the Offering, the Partnership is engaged in substantially the same business and revenue generating activities as the Predecessor Entity, principally: (i) distributing motor fuels (using unrelated third-party transportation services providers)—on a wholesale basis to sub-wholesalers, independent dealers, lessee dealers, LGO and other related entities, and others, and (ii) ownership interests in and/or leasehold ownership interests in gas stations and convenience stores (“Locations”) and, in turn, generating rental-fee income revenue from the lease or subleases of the Locations to third-party operators.

The accompanying Predecessor Entity’s unaudited pro forma condensed combined financial statements represent the financial statement combination of certain entities under common control (LGC, Energy Realty OP LP, EROP-Ohio Holdings, LLC, Lehigh-Kimber Petroleum Corporation, Lehigh-Kimber Realty, LLC, Kwik Pik-Ohio LLC and Kwik Pik Realty-Ohio LLC).

LGC, a Delaware corporation, is one of the entities that comprise the Predecessor Entity and is the entity that has been in operation and under common control for the entirety of the periods presented in the unaudited proforma condensed combined financial statements. Accordingly, LGC is deemed to be the acquirer of the other entities included in the Predecessor Entity who were acquired during the periods presented in the unaudited proforma condensed combined financial statements and are included in the unaudited proforma condensed combined financial statements. During the periods covered by the unaudited proforma condensed combined financial statements, acquisitions have occurred of certain Locations and contractual rights to distribute motor fuels (“wholesale fuel supply agreements”) to Independent Dealers who own or lease their retail Locations from unrelated third-parties.

On the Closing Date, the Predecessor Entity Contributed Assets and certain liabilities to the Partnership. The Partnership issued Common Units and Subordinated Units to the shareholders or their assigns of the Predecessor Entity in consideration of their transfer of the Contributed Assets to the Partnership. An entity ultimately controlled by the majority shareholder of the Predecessor Entity controls the General Partner that manages the Partnership’s business. Accordingly, the accompanying unaudited proforma condensed combined financial statements are presented in accordance with SEC requirements for predecessor financial statements. The management of the Partnership has determined the presentation of the accompanying unaudited proforma condensed combined financial statements includes the most significant and relevant historical financial information representing the past performance of the Contributed Assets forming the Partnership and is therefore relevant financial information for its investors.

The accompanying unaudited proforma condensed combined financial statements exclude certain affiliate entities under common control during the periods presented, including LGO and other entities owned and/or operated by the equity-holders of the Predecessor Entity. These entities’ assets, liabilities, operations and/or equity interests were not contributed to the Partnership. Additionally, certain liabilities, and certain assets and operations of the Predecessor Entity were also not contributed (“Non-Contributed Assets”) to the Partnership as they did not fit the strategic and geographic plans of the Partnership. However, the Non-Contributed Assets, liabilities and operations are not significant, and are included in the accompanying unaudited proforma condensed combined financial statements.

The accompanying unaudited proforma condensed combined financial statements include the accounts of the Predecessor Entity. All significant intercompany balances and transactions have been eliminated in combination. The historical cost-based accounts of the Predecessor Entity, including revenues for rental income and contra-expense amounts for management fees, have been charged to other affiliated entities outside of the Predecessor Entity. Management has determined that the method of expense allocation used is reasonable and that these charges are reasonable. However, because of certain related-party relationships and transactions, these unaudited proforma condensed combined financial statements may not necessarily be indicative of the conditions that could have existed or results of operations that could have occurred if the Predecessor Entity had entered into similar arrangements with non-affiliated entities.

The accompanying unaudited pro forma combined condensed statement of comprehensive income for the year ended December 31, 2011 combines the year ended December 31, 2011 for the Predecessor Entity with the year ended December 31, 2011 for Express Lane, Inc. The unaudited pro forma combined condensed balance sheet combines the balance sheet of the Predecessor Entity as of September 30, 2012 with the balance sheet of Express Lane, Inc. as of September 30, 2012. The unaudited pro forma condensed combined statement of comprehensive income for the nine months ended September 30, 2012 combines the nine months ended September 30, 2012 for the Predecessor Entity with the nine months ended September 30, 2012 for Express Lane, Inc.

Certain amounts in Express Lane, Inc.’s historical statements of comprehensive income have been reclassified to conform to the Predecessor Entity’s presentation.

Note 2: ProForma Adjustments

(A)            Represents the estimate of the increase in depreciation and amortization expense associated with the initial recording of Express Lane’s property and equipment and finite-lived intangible assets at fair value. The increase in depreciation and amortization expense is based on a preliminary allocation of purchase price to certain property and equipment and finite-lived intangible assets acquired. For purposes of the depreciation and amortization adjustment related to the incremental step-up in fair value, we consider the useful lives and related step-up in fair value of the property and equipment and intangible assets as follows:

	Step-up in Fair Value	Useful Life
Property and equipment	$4,250	10 years
Intangible assets	8,750	5 years
Total	13,000

The determination of the useful lives is based upon, historical acquisition experience, economic factors, and future expected cash flows.

(B)            This adjustment reflects the incremental interest expense effect of the debt associated with our borrowing under our credit facility, at 2.99%, utilized to fund a significant portion of the purchase price. This incremental interest expense is partially offset by the reduction in interest expense as a result of the payoff of the historical notes payable of Express Lane.

(C)            Represents cash on hand used to fund a portion of the acquisition.

(D)            Represents the initial estimates of the step-up in fair value for property and equipment and intangible assets. Such estimates are provisional and subject to change. Such changes could be significant.

(E)             Represents the goodwill recorded in the transaction, based on the estimated opening balance sheet.  Such estimates are provisional and subject to change. Such changes could be significant.

(F)              Represents the write-off of the historical deferred financing costs of Express Lane.

(G)            Represents the borrowing of approximately $41.6 million from our credit facility to fund a significant portion of the $43.6 million purchase price.  This was partially offset by the paydown of the historical notes payable of Express Lane.

(H)           Represents the elimination of the historical equity of Express Lane.